                                                                EXHIBIT 8


                                January 11, 1994


First Fidelity Bancorp, Inc.
301 Adams Street
Fairmont, WV  26555

Wesbanco, Inc.
Bank Plaza
Wheeling, WV  26003

Ladies & Gentlemen:

     You have requested our opinion as to certain federal income tax consequences of a transaction (the "Merger") in which First Fidelity Bancorp, Inc. ("First Fidelity") will merge with and into FFB Corporation ("FFB"), a wholly-owned subsidiary of Wesbanco, Inc. ("Wesbanco"). Specifically, Wesbanco and First Fidelity have requested our opinion that the Merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     In rendering this opinion, we have reviewed the Agreement and Plan of Merger, dated as of August 26, 1993 (the "Merger Agreement"), among Wesbanco, First Fidelity and FFB, Wesbanco's registration statement on Form S-4 dated January 11, 1994 ("Form S-4"), and such other documents as we have deemed necessary or appropriate for purposes of this opinion. We have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents submitted to us. As to various matters of fact material to this opinion, we have relied upon the Certificate of Factual Matters dated January 11, 1994, executed by Wesbanco and the Certificate of Factual Matters dated January 11, 1994, executed by First Fidelity (said certificates collectively referred to herein as the "Certificates").

     Our opinion is based on the facts described below and any other relevant facts set forth in the Merger Agreement and

First Fidelity Bancorp, Inc.
January 11, 1994
Page 2



Form S-4 which are incorporated herein as though fully set forth herein. All capitalized terms not otherwise defined herein have the same meaning as such terms are given in the Merger Agreement and/or Form S-4.

                                     FACTS
                                     -----

     Wesbanco is a multi-bank holding company incorporated under the laws of the State of West Virginia which conducts a general commercial banking and trust business through its bank subsidiaries. It owns nine (9) subsidiary banks located in West Virginia and Ohio with its principal subsidiary being Wesbanco Bank Wheeling.

     FFB is a wholly-owned subsidiary of Wesbanco which has been formed for purposes of effecting the Merger.

     First Fidelity is a multi-bank holding company incorporated under the laws of the State of West Virginia which conducts a general commercial banking and trust business through its bank subsidiaries. It owns four (4) subsidiary banks located in West Virginia with its principal subsidiary being the First National Bank of Fairmont.

     Pursuant to the Merger Agreement, First Fidelity will merge with and into FFB, a wholly-owned subsidiary of Wesbanco, with FFB being the surviving corporation under the Articles of Incorporation of FFB. In the Merger, (i) each of the outstanding shares of First Fidelity preferred stock, par value $1.25 per share ("First Fidelity Preferred Stock"), at the effective time of the Merger will be converted into one share of Wesbanco preferred stock, par value $1.25 per share ("Wesbanco Preferred Stock"), and (ii) each of the outstanding shares of First Fidelity common stock, $1.25 par value per share ("First Fidelity Common Stock"), at the effective time of the Merger will be converted to nine-tenths (.9) shares of Wesbanco common stock, $2.0833 par value per share ("Wesbanco Common Stock").

                                  ASSUMPTIONS
                                  -----------

     We have assumed, based upon representations made by Wesbanco and First Fidelity in the Certificates the following:

          1. The fair market value of the Wesbanco Common Stock and other consideration received by each holder of shares of the First Fidelity Common Stock as a result of the Merger will be approximately equal to the fair market value of the

First Fidelity Bancorp, Inc.
January 11, 1994
Page 3



     First Fidelity Common Stock surrendered in exchange therefor.

          2. The fair market value of the Wesbanco Preferred Stock and other consideration received by each holder of shares of First Fidelity Preferred Stock as a result of the Merger will be approximately equal to the fair market value of the First Fidelity Preferred Stock surrendered in exchange therefor.

          3. To the best knowledge of each of First Fidelity and Wesbanco, there is no plan or intention on the part of the shareholders of First Fidelity to sell, exchange or otherwise dispose of a number of shares of Wesbanco Common Stock and Wesbanco Preferred Stock received in the Merger that would reduce the First Fidelity shareholders' ownership of Wesbanco Common Stock and Wesbanco Preferred Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of First Fidelity Common Stock and shares of First Fidelity Preferred Stock as of the same date. For purposes of this representation, shares of First Fidelity Common Stock exchanged for cash in lieu of fractional shares of Wesbanco Common Stock will be treated as outstanding First Fidelity Common Stock on the date of the Merger. Moreover, shares of First Fidelity Common Stock and shares of First Fidelity Preferred Stock and shares of Wesbanco Common Stock and shares of Wesbanco Preferred Stock held by First Fidelity shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          4. FFB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by First Fidelity immediately prior to the Merger. For purposes of this representation, amounts paid by First Fidelity to shareholders who receive cash, First Fidelity assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by First Fidelity immediately preceding the transfer, will be included as assets of First Fidelity held immediately prior to the consummation of the Merger.

          5. Prior to the Merger, Wesbanco will be in control of FFB within the meaning of Section 368(c)(1) of the Code.

First Fidelity Bancorp, Inc.
January 11, 1994
Page 4




          6. Following the Merger, FFB will not issue additional shares of its stock that would result in Wesbanco losing control of FFB within the meaning of Section 368(c)(1) of the Code.

          7. Wesbanco has no plan or intention to reacquire any of its stock issued in the Merger.

          8. Wesbanco has no plan or intention to liquidate FFB, to merge FFB with and into another corporation, to sell or otherwise dispose of the stock of FFB, or to cause FFB to sell or otherwise dispose of any of the assets of First Fidelity acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

          9. The liabilities of First Fidelity assumed by FFB and the liabilities to which the transferred assets of First Fidelity are subject were incurred by First Fidelity in the ordinary course of its business.

          10. Following the Merger, FFB will continue the historic business of First Fidelity or use a significant portion of First Fidelity's business assets in a business.

          11. Wesbanco, FFB, First Fidelity, and the shareholders of First Fidelity will pay their respective expenses, if any, incurred in connection with the Merger.

          12. There is no intercorporate indebtedness existing between Wesbanco and First Fidelity or between FFB and First Fidelity that was issued, acquired, or will be settled at a discount.

          13. No two parties to the Merger are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          14. First Fidelity is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          15. The fair market value of the assets of First Fidelity transferred to FFB will equal or exceed the sum of the liabilities assumed by FFB, plus the amount of liabilities, if any, to which the transferred assets are subject.

First Fidelity Bancorp, Inc.
January 11, 1994
Page 5




     16.  No stock of FFB will be issued in the Merger.

          17. The payment of cash in lieu of fractional shares of the First Fidelity Common Stock is solely for the purpose of avoiding the expense and inconvenience to Wesbanco of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to First Fidelity shareholders instead of issuing fractional shares of Wesbanco Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to First Fidelity shareholders in exchange for their shares of the First Fidelity Common Stock. The fractional share interests of each First Fidelity shareholder will be aggregated, and no First Fidelity shareholder will receive cash in lieu of a fractional share in an amount equal to or greater than the value of one full share of Wesbanco Common Stock.

          18. The Merger is being entered into and carried out for a bona fide business purpose.

                                    OPINION
                                    -------

        Based solely upon the facts and representations set forth above, and assuming the Merger is consummated in accordance with the Merger Agreement, it is our opinion that:

               (a) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Wesbanco, First Fidelity and FFB will each be a "party to the reorganization" as defined in IRC
          Section 368(b);

               (b) No gain or loss will be recognized by Wesbanco, First Fidelity or FFB by reason of their participation in the Merger;

               (c) No gain or loss will be recognized by the shareholders of First Fidelity as a result of their exchange of First Fidelity Common Stock or First Fidelity Preferred Stock for shares of Wesbanco Common Stock or shares of Wesbanco Preferred Stock, except to the extent any shareholder receives cash in lieu of a fractional share or as a dissenting shareholder;

First Fidelity Bancorp, Inc.
January 11, 1994
Page 6




               (d) The payment of cash in lieu of fractional share interests of Wesbanco Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Wesbanco and these cash payments will be treated as having been received as distributions in full payment in exchange for the said fractional shares of First Fidelity Common Stock redeemed;

               (e) The holding period of the Wesbanco Common Stock received by each holder of First Fidelity Common Stock will include the period during which the shares of First Fidelity Common Stock surrendered in exchange therefor were held, provided that such shares of First Fidelity Common Stock were held as a capital asset in the hands of the holder on the date of exchange;

               (f) The holding period of the Wesbanco Preferred Stock received by each holder of First Fidelity Preferred Stock will include the period during which the shares of First Fidelity Preferred Stock surrendered in exchange therefor were held, provided, that such shares of First Fidelity Preferred Stock were held as a capital asset in the hands of the holder on the date of the exchange;

               (g) The Federal income tax basis of the Wesbanco Common Stock received by each holder of First Fidelity Common Stock will be the same as the basis of the stock surrendered in exchange therefor; and

               (h) The Federal income tax basis of the Wesbanco Preferred Stock received by each holder of First Fidelity Preferred Stock will be the same as the basis of the stock surrendered in exchange therefor.

        This opinion is based on the Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. This opinion does not address any tax considerations under foreign, state or local laws, or the tax considerations to certain Wesbanco or First Fidelity shareholders in light of their particular circumstances, including persons who are not United States persons or who are resident aliens, life

First Fidelity Bancorp, Inc.
January 11, 1994
Page 7




insurance companies, dealers in securities, tax exempt entities, shareholders who obtained their Wesbanco or First Fidelity common stock through the exercise of employee stock options or through other compensation arrangements, or shareholders who do not hold Wesbanco Common Stock or Wesbanco Preferred Stock or First Fidelity Common Stock or First Fidelity Preferred Stock as "capital assets" within the meaning of Section 1221 of the Code.

        This opinion is not and does not constitute advice on federal income tax consequences to any particular Wesbanco or First Fidelity shareholder. Because the federal income tax consequences discussed above depend upon each Wesbanco or First Fidelity shareholder's particular tax status, each shareholder should consult the shareholder's own tax advisor for advice on the tax consequences of the Merger to the shareholder.

        This letter is solely for your information in connection with the proposed Merger. Except for filing with the Securities and Exchange Commission as an exhibit to the Joint Proxy Statement/Prospectus and for the summary thereof contained in the Joint Proxy Statement/Prospectus, this letter is not to be quoted in whole or in part, nor filed with any government agency or any other person, without the prior written consent of this firm.

                                    Very truly yours,




                                    KIRKPATRICK & LOCKHART

                                                                  FIRST FIDELITY





                                 CERTIFICATE OF
                                FACTUAL MATTERS
                                ---------------


To:  Kirkpatrick & Lockhart

        This certificate is being furnished to you in connection with your opinion as to certain federal income tax consequences of a transaction (the "Merger") in which First Fidelity Bancorp, Inc. ("First Fidelity") will merge with and into FFB Corporation ("FFB"), a wholly-owned subsidiary of Wesbanco, Inc. ("Wesbanco"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meaning set forth in the Agreement and Plan of Merger, dated as of August 26, 1993 (the "Merger Agreement"), between Wesbanco and First Fidelity. The undersigned, Frank R. Kerekes, hereby certifies as follows:

        1. The undersigned, Frank R. Kerekes, is the duly appointed Chief Financial Officer of First Fidelity.

        2. First Fidelity is a multi-bank holding company incorporated under the laws of the State of West Virginia which conducts a general commercial banking and trust business through its bank subsidiaries. It owns four (4) subsidiary banks located in West Virginia with its principal subsidiary being First National Bank in Fairmont.

        3. Pursuant to the Merger Agreement, First Fidelity will merge with and into FFB, a wholly-owned subsidiary of Wesbanco with FFB being the surviving corporation. In the Merger: (i) each of the outstanding shares of First Fidelity preferred stock, par value $1.25 per share ("First Fidelity Preferred Stock") at the effective time of the Merger, will be converted into one share of Wesbanco preferred stock par value $1.25 per share ("Wesbanco Preferred Stock");
(ii) each of the outstanding shares of First Fidelity common stock, $1.25 par value per share ("First Fidelity Common Stock"), at the effective time of the Merger will be converted to nine-tenths (.9) share of Wesbanco common stock, $2.0833 par value per share ("Wesbanco Common Stock").

        4. The fair market value of the Wesbanco Preferred Stock and other consideration received by each holder of shares of First Fidelity Preferred Stock as a result of the Merger will be approximately equal to the fair market value of the First Fidelity

Preferred Stock surrendered in exchange therefor. The fair market value of the Wesbanco Common Stock and other consideration received by each holder of shares of the First Fidelity Common Stock as a result of the Merger will be approximately equal to the fair market value of the First Fidelity Common Stock surrendered in exchange therefor.

        5. To the best knowledge of First Fidelity, no holders of First Fidelity Common Stock or First Fidelity Preferred Stock plan or intend to sell, exchange or otherwise dispose of in the foreseeable future a number of shares of Wesbanco Common Stock or Wesbanco Preferred Stock received pursuant to the Merger such that the ownership of Wesbanco Common Stock and Wesbanco Preferred Stock would be reduced to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the outstanding First Fidelity Common Stock and First Fidelity Preferred Stock as of the same date. For purposes of this representation, shares of First Fidelity Common Stock or First Fidelity Preferred Stock surrendered upon the exercise of dissenters' rights or exchanged for cash in lieu of fractional shares of Wesbanco Common Stock will be treated as outstanding First Fidelity Common Stock on the date of the Merger. Moreover, shares of Wesbanco Common Stock or Wesbanco Preferred Stock and shares of First Fidelity Common Stock or First Fidelity Preferred Stock held by First Fidelity stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

        6. FFB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by First Fidelity immediately prior to the Merger. For purposes of this representation, amounts paid by First Fidelity to shareholders who receive cash, First Fidelity assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by First Fidelity immediately preceding the transfer, will be included as assets of First Fidelity held immediately prior to the consummation of the Merger.

        7. To the best knowledge of First Fidelity, Wesbanco has no plan or intention to liquidate FFB, to merge FFB with and into another corporation, to sell or otherwise dispose of the stock of FFB, or to cause FFB to sell or otherwise dispose of any of the assets of First Fidelity acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

        8. The liabilities of First Fidelity assumed by FFB and the liabilities to which the transferred assets of First Fidelity are subject were incurred by First Fidelity in the ordinary course of its business.

        9. To the best knowledge of First Fidelity, following the Merger, FFB will continue the historic business of First Fidelity or use a significant portion of First Fidelity's business assets in a business.

        10. Wesbanco, FFB, First Fidelity, and the shareholders of First Fidelity will pay their respective expenses, if any, incurred in connection with the Merger.

        11. There is no intercorporate indebtedness existing between Wesbanco and First Fidelity or between FFB and First Fidelity that was issued, acquired, or will be settled at a discount.

         12. First Fidelity is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        13. The fair market value of the assets of First Fidelity transferred to FFB will equal or exceed the sum of the liabilities assumed by FFB, plus the amount of liabilities, if any, to which the transferred assets are subject.

        14. The payment of cash in lieu of fractional shares of the First Fidelity Common Stock is solely for the purpose of avoiding the expense and inconvenience to Wesbanco of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to First Fidelity shareholders instead of issuing fractional shares of Wesbanco Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to First Fidelity shareholders in exchange for their shares of the First Fidelity Common Stock. The fractional share interests of each First Fidelity shareholder will be aggregated, and no First Fidelity shareholder will receive cash in lieu of a fractional share in an amount equal to or greater than the value of one full share of Wesbanco Common Stock.

        15. The Merger is being entered into and carried out for a bona fide business purpose.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of January, 1994.

                                 FIRST FIDELITY BANCORP, INC.

                                     /s/ Frank R. Kerekes
                                 By: __________________________
                                 Frank R. Kerekes
                                 Chief Financial Officer

                                                                        WESBANCO


                                 CERTIFICATE OF
                                FACTUAL MATTERS
                                ---------------


To: Kirkpatrick & Lockhart

        This certificate is being furnished to you in connection with your opinion as to certain federal income tax consequences of a transaction (the "Merger") in which First Fidelity Bancorp, Inc. ("First Fidelity") will merge with and into FFB Corporation ("FFB"), a wholly-owned subsidiary of Wesbanco, Inc. ("Wesbanco"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meaning set forth in the Agreement and Plan of Merger, dated as of August 26, 1993 (the "Merger Agreement"), between Wesbanco and First Fidelity. The undersigned, Paul M. Limbert, hereby certifies as follows:

        1. The undersigned, Paul M. Limbert, is the duly appointed Chief Financial Officer of Wesbanco.

        2. Wesbanco is a multi-bank holding company incorporated under the laws of the State of West Virginia which conducts a general commercial banking and trust business through its bank subsidiaries. It owns nine (9) subsidiary banks located in West Virginia and Ohio with its principal subsidiary being Wesbanco Bank Wheeling.

        3. FFB is a wholly-owned subsidiary of Wesbanco which has been formed for purposes of effecting the Merger.

        4. Pursuant to the Merger Agreement, First Fidelity will merge with and into FFB, a wholly-owned subsidiary of Wesbanco with FFB being the surviving corporation. In the Merger: (i) each of the outstanding shares of First Fidelity preferred stock, par value $1.25 per share ("First Fidelity Preferred Stock") at the effective time of the Merger, will be converted into one share of Wesbanco preferred stock par value $1.25 per share ("Wesbanco Preferred Stock"); (ii) each of the outstanding shares of First Fidelity common stock, $1.25 par value per share ("First Fidelity Common Stock"), at the effective time of the Merger will be converted to nine-tenths (.9) share of Wesbanco common stock, $2.0833 par value per share ("Wesbanco Common Stock").

        5. The fair market value of the Wesbanco Preferred Stock and other consideration received by each holder of shares of First Fidelity Preferred Stock as a result of the Merger will be approximately equal to the fair market value of the First Fidelity Preferred Stock surrendered in exchange therefor. The fair market value of the Wesbanco Common Stock and other consideration received by each holder of shares of the First Fidelity Common Stock as a result of the Merger will be approximately equal to the fair market value of the First Fidelity Common Stock surrendered in exchange therefor.

        6. To the best knowledge of Wesbanco, no holders of First Fidelity Common Stock or First Fidelity Preferred Stock plan or intend to sell, exchange or otherwise dispose of in the foreseeable future a number of shares of Wesbanco Common Stock or Wesbanco Preferred Stock received pursuant to the Merger such that the ownership of Wesbanco Common Stock or Wesbanco Preferred Stock would be reduced to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the outstanding First Fidelity Common Stock and First Fidelity Preferred Stock as of the same date. For purposes of this representation, shares of First Fidelity Common Stock and First Fidelity Preferred Stock surrendered upon the exercise of dissenters' rights or shares of First Fidelity Common Stock exchanged for cash in lieu of fractional shares of Wesbanco Common Stock will be treated as outstanding First Fidelity Common Stock or First Fidelity Preferred Stock on the date of the Merger. Moreover, shares of Wesbanco Common Stock or Wesbanco Preferred Stock and shares of First Fidelity Common Stock or First Fidelity Preferred Stock held by First Fidelity stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

        7. FFB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by First Fidelity immediately prior to the Merger. For purposes of this representation, amounts paid by First Fidelity to shareholders who receive cash, First Fidelity assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by First Fidelity immediately preceding the transfer, will be included as assets of First Fidelity held immediately prior to the consummation of the Merger.

        8. Prior to the Merger, Wesbanco will be in control of FFB within the meaning of Section 368(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

        9. Following the Merger, FFB will not issue additional shares of its stock that would result in Wesbanco losing control of FFB within the meaning of
Section 368(c)(1) of the Code.

        10. Wesbanco has no plan or intention to reacquire any of its stock issued in the Merger.

        11. Wesbanco has no plan or intention to liquidate FFB, to merge FFB with and into another corporation, to sell or otherwise dispose of the stock of FFB, or to cause FFB to sell or otherwise dispose of any of the assets of First Fidelity acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

        12. Following the Merger, FFB will continue the historic business of First Fidelity or use a significant portion of First Fidelity's business assets in a business.

        13. Wesbanco, FFB, First Fidelity, and the shareholders of First Fidelity will pay their respective expenses, if any, incurred in connection with the Merger.

        14. There is no intercorporate indebtedness existing between Wesbanco and First Fidelity or between FFB and First Fidelity that was issued, acquired, or will be settled at a discount.

        15. Neither Wesbanco nor FFB is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

        16. The fair market value of the assets of First Fidelity transferred to FFB will equal or exceed the sum of the liabilities assumed by FFB, plus the amount of liabilities, if any, to which the transferred assets are subject.

        17. No stock of FFB will be issued in the Merger.

        18. The payment of cash in lieu of fractional shares of the First Fidelity Common Stock is solely for the purpose of avoiding the expense and inconvenience to Wesbanco of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to First Fidelity shareholders instead of issuing fractional shares of Wesbanco Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to First Fidelity shareholders in exchange for their shares of the First Fidelity Common Stock. The fractional share interests of each First Fidelity shareholder will be aggregated, and no First Fidelity shareholder will receive cash in lieu of a fractional share in an amount equal to or greater than the value of one full share of Wesbanco Common Stock.

        19. The Merger is being entered into and carried out for a bona fide business purpose.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of January, 1994.

                                 WESBANCO, INC.

                                     /s/ Paul M. Limbert
                                 By: __________________________
                                 Paul M. Limbert
                                 Chief Financial Officer